EXHIBIT 10.4

                         ROSENTHAL & ROSENTHAL, INC.

                             Financing Agreement

     AGREEMENT dated March 27, 2000 between BUHL ELECTRIC INC. ("Borrower"), a corporation duly organized and presently existing in good standing under the laws of the State of New Jersey whose chief executive office is at 14-01 Maple Avenue, Fair Lawn, NJ 07410, and ROSENTHAL & ROSENTHAL, INC. ("Lender"), a New York corporation with an address at 1370 Broadway, Broadway, New York, New York 10018.

     Borrower desires to obtain loans and other financial accommodations from Lender on a revolving basis upon the security of the "Collateral" as herein defined. Now, therefore, Borrower and Lender agree as follows.

Section I DEFINITIONS

     As used in this Agreement, these terms shall have the following meanings which shall be applicable to both the singular and plural forms of such terms.

     1.1 "Account Debtor" shall mean the account debtor with respect to a Receivable and any other person who is obligated on such Receivable.

     1.2  "Advance Percentage" shall mean the percentage specified in Section
2.1 hereof.

     1.3 "Affiliate" of a party shall mean any entity controlling, controlled by, or under common control with, the party, and the term "controlling" and such variations thereof shall mean ownership of a majority of the voting power of a party.

     1.4 "Business Day" shall mean a day on which Lender and ma or banks in New York City are open for the regular transaction of business.

     1.5 "Consolidated Basis" shall mean the consolidation in accordance with generally accepted accounting principles, practices and procedures of assets and liabilities or other items of Borrower and BUHL INDUSTRIES, INC. ("BUHL")

     1.6  "Default" shall have the meaning provided in Section 8.1 hereof.

     1.7 "Effective Rate" shall have the meaning provided in Section 3.1 hereof.

     1.8 "Eligible Receivables" shall mean Receivables created by Borrower in the regular course of its business which are and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility Lender may, but need not, rely on ageings, reports and Schedules of Receivables furnished by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, a Receivable shall not be deemed eligible unless the Account Debtor of such Receivable is and at all times continues to be acceptable to Lender and unless each Receivable complies in all respects with the representations, covenants and warranties hereinafter set forth.



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     1.9  "Eligible Inventory" shall mean Inventory owned by Borrower in the regular course of its business which is and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility, Lender may, but need not, rely on certificates of inventory and reports furnished by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, Inventory shall not be deemed eligible unless it complies in all respects with the representations, covenants and warranties hereinafter set forth, made by Borrower with respect thereto.

     1.10 "GAAP" shall mean generally accepting accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified public Accountants and the elements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

     1.11 "Inventory" shall mean inventory as defined in the inventory Security Agreement executed by Borrower in favor of Lender.

     1.12 "Loan Account" shall mean the Loan Account as described in Section
2.1 hereof.

     1.13 "Line of Credit" shall mean the total available amount of advances on any basis up to the amount specified in Section 2.1 hereof.

     1.14 "Loan Account" shall mean the Loan Account as described in Section
2.1 hereof.

     1.15 "Margin" shall mean two and one quarter percent (2.25%) per annum.

     1.16 "Maximum Rate" shall have the meaning provided in Section 9.2 hereof.

     1.17 "Net Amount of Eligible Receivables" shall mean the gross amount of Eligible Receivables less sales, excise or similar taxes, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding or claimed, and less (without duplication) all amounts payable by any Account Debtor on Eligible Receivables if any Eligible Receivable of such Account Debtor is unpaid more than ninety (90) days following its invoice date.

     1.18 "Obligations" shall mean all obligations, liabilities and indebtedness of Borrower to Lender or an Affiliate of Lender, however evidenced, arising under this Agreement, under any other or supplemental financing provided to Borrower by Lender or an Affiliate of Lender, or independent hereof or thereof, whether now existing or incurred from time to time hereafter and whether before or after termination hereof, absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary, or secondary, liquidated or unliquidated, and whether arising directly or acquired from others (whether acquired outright, by assignment unconditionally or as collateral security from another and including, without limitation, participations or interest of Lender in obligations of Borrower to others), and including (without limitation) all of Lender's charges, commissions, fees, interest, expenses, costs and attorneys' fees chargeable to Borrower in connection therewith.

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     1.19 "Over-advance " shall mean any portion of all loans and advances which on any day exceeds the product of the Advance Percentage multiplied by the Net Amount of Eligible Receivables.

     1.20 "Prime Rate" shall mean the prime rate from time to time publicly announced in New York City by The Chase Manhattan Bank.

     1.21 "Receivables" shall mean all obligations to Borrower for the payment of money arising out of the sale of goods or the rendering of services by Borrower, now existing or hereafter arising, however evidenced, including without limitation all accounts, contract rights, general intangibles, documents, chattel paper and instruments (as each of such ten-ns is defined in the New York Uniform Commercial Code).

     1.22 "Year 2000 Compliant" shall mean that neither performance nor functionality of any computer hardware or software is affected by dates prior to, during or after the Year 2000. In particular: (a) no value for current date will cause any interruption in operation; (b) date based functionality must behave consistently for dates prior to, during and after the Year 2000;
(e) in all interfacing and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and (d) Year 2000 must be recognized as a leap year.

Section 2 LOANS

     2.1 Lender shall, in its discretion, make loans to Borrower from time to time, at Borrower's request, which loans in the aggregate shall not exceed (i) the lesser of (a) $2,000,000 or (ii) an amount equal to (a) seventy five percent (75%) of the Net Amount of Eligible Receivables which have been validly assigned to Lender and in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to and free and clear of all interests, claims, and rights of others; plus (b) the lesser of (1) $400,000 or (11) the lesser of (x) thirty-five percent (35%) of Eligible Inventory consisting of finished goods inventory, or (Y) seventy five percent (75%) of the appraised liquidation or auction sale value of Eligible Inventory consisting of finished goods inventory, as determined by an appraiser acceptable to Lender, plus (c) the lessee of (i) $375,000; or (ii) seventy five percent (75%)of the appraised liquidation value of eligible and unencumbered machinery, equipment, furniture and fixtures, as determined by an appraiser acceptable to Lender. The making of any loan in excess of the percentages set forth above shall not modify such percentage or create any obligation to make any further such loan. All loans (and all other amounts chargeable to Borrower under this Agreement or any supplement hereto) shall be charged to a Loan Account in Borrower's name on Lender's books. Lender shall render to Borrower each month a statement of the Loan Account (and all credits and charges thereto) which shall be considered correct and accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice by registered mail of Borrower's exceptions within 30 days after such statement has been mailed by ordinary mail to Borrower.

Section 3 LENDER'S CHARGES

     3.1 Borrower agrees to pay to Lender each month interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the average daily balances in the Loan Account during the preceding month at a rate (the "Effective Rate") equal to the Prime Rate plus the Margin. The

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Effective Rate above shall increase or decrease by one-quarter of one per cent
(1/4 of 1%) per annum for each increase or decrease, respectively, of one-quarter of one per cent (1/4 of 1%) per annum in the Prime Rate; provided, however, that no decrease shall reduce the Effective Rate to less than the Prime Rate plus the Margin. Any change in the Effective Rate due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate.

     3.2 Borrower shall pay to Lender an annual facility fee in the amount of
(i) 3/4 of 1% of the Line of Credit payable at the closing date; (ii) 3/4 of 1% of the Line of Credit payable on the first anniversary of the closing date; and (iii) 1/2 of 1% of the Line of Credit payable on each anniversary of the closing date thereafter.

     3.3 Should Lender arrange to open Letters of Credit or issue guaranties for Borrower's account, Borrower agrees to pay Lender an amount equal to 1/2 of 1% of the face amount of such Letters of Credit or guaranties, plus an additional 1/4 of 1% for each 30 days or portion thereof that the Letter of Credit (or any resulting acceptance) or guaranty remains open and unpaid, plus bank charges.

     3.4 Borrower shall pay to Lender monthly an administration fee of $750.00 payable in arrears on the first day of each month with respect to the prior month for the stated term of this Agreement.

     3.5 A statement of all of Lender's charges shall accompany each monthly statement of the Loan Account and such charges shall be payable by Borrower within 5 days after receipt of such statement. In lieu of the separate payment of charges, Lender at its option, shall have the right to debit the amount of such charges to Borrower's Loan Account, which charges shall be deemed to be first paid by amounts subsequently credited to the Loan Account. As more fully provided in Section 9.2 hereof, in no event shall the interest charges hereunder exceed the Maximum Rate.

Section 4 SECURITY INTEREST IN COLLATERAL

     4.1 As security for the prompt performance, observance and payment in full of all of the Obligations, Borrower grants to Lender a security interest in, a continuing lien upon and a right of setoff against, and Borrower hereby assigns, transfers, pledges and sets over to Lender (collectively, including any other assets of Borrower in which Lender may be granted a security interest, the "Collateral"): (i) all Receivables (whether or not Eligible Receivables and whether or not specifically listed on any schedules, reports furnished to Lender), (ii) all of Borrower's property, and the proceeds thereof, now or hereafter held or received by or in transit to Lender or held by others for Lender's account, including any and all deposits, balances, sums and credits of 13orrower with, and any and all claims of Borrower against, Lender, at any time existing, (iii) all credit insurance policies, and all other insurance and all guarantees relating to the Receivables or other Collateral, (iv) all books, records and other general intangibles evidencing or relating to Receivables or other Collateral; all deposits, or other security for the obligation of any person under or relating to Receivables, all of the Borrower's rights and remedies of whatever kind or nature it may hold or acquire for the purpose of securing or enforcing Receivables; all right, title and interest of the Borrower in and to all goods relating to, or which by ,ale have resulted in, Receivables, including goods returned by or reclaimed or repossessed from Account Debtors and all goods described in copies of invoices delivered by Borrower to Lender; all rights of stoppage in

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transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor or licensor, and all proceeds of any Letter of Credit naming Borrower as beneficiary and which-provides for, guarantees or assures the payment of any Receivable; (v) all general intangibles whether or not arising out of the sale of goods or rendition of services, and including without limitation choses in action, causes of action, tax refunds (and claims), and reversions from terminated pension plans; and (vi) all proceeds of such Collateral, in any form, including, without limitation, cash, non-cash items, checks, notes, drafts and other instruments for the payment of money. Such security interest in favor of Lender shall continue during the term of this Agreement and until payment in full of all Obligations, whether or not this Agreement shall have sooner terminated.

     4.2 At Lender's request, Borrower will mark its ledger cards, books of account and other records relating to Receivables with appropriate notations satisfactory to Lender disclosing that the Receivables have been assigned to Lender and will provide Lender with confirmatory assignment schedules in form satisfactory to Lender, copies of customers' invoices, evidence of shipment or delivery, and such further information as Lender may require. Borrower will take any and all steps and observe such formalities as Lender may request from time to time to create and maintain in Lender's favor a valid and first lien upon, security interest in and pledge of all of Borrower's Receivables and all other Collateral, including without limitation by way of filing financing statements and other notices and amendments and renewals thereof that may be requested by Lender to maintain such security interest in and pledge of the Collateral.

Section 5 CUSTODY AND INSPECTION OF COLLATERAL AND RECORDS; COLLECTION AND HANDLING OF COLLATERAL

     5.1 Until Borrower's authority so to do is terminated at any time by notice from Lender Borrower will, at its own expense and on Lender's behalf, collect as Lender's property and in trust for Lender all payments and prepayments on Receivables, and shall not commingle such collections with Borrower's own funds. As to all moneys so collected, including all prepayments by customers, Borrower shall on the day received remit all such collections to Lender in the form received. All amounts collected on Receivables when received by Lender shall be credited to Borrower's Loan Account, adding three Business Days for collection and clearance of remittances. Such credits shall be conditional upon final payment to Lender. Nothing contained in this Section 5.1, or otherwise in the Agreement, shall be deemed to reduce Lender's rights and powers pursuant to Section 7 of this Agreement.

     5.2 All records, ledger sheets, correspondence, contracts and documentation relating to or evidencing Receivables shall, until delivered to Lender or removed by Lender from Borrower's premises, be kept on Borrower's premises, without cost to Lender, in appropriate containers in safe places, bearing suitable legends identifying them and all related files, containers, receptacles and cabinets as being under Lender's dominion and control. Lender shall at all reasonable times have full access to and the right to examine and make copies of Borrower's books and records, to confirm and verify all Receivables assigned to Lender and to do whatever else Lender deems necessary to protect its interest. Lender may at any time remove from Borrower's premises, or require Borrower to deliver any contracts, documentation, files and records relating to Receivables, or Lender may, without cost or expense to Lender, use such of Borrower's personnel, supplies and space at Borrower's places of business as may be reasonably necessary for collection of Receivables.

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     5.3 Borrower will immediately upon obtaining knowledge thereof report to
Lender all reclaimed, repossessed or returned merchandise, Account Debtor claims and any other matter affecting the value, enforceability or collectibility of Receivables. Any merchandise reclaimed or repossessed by or returned to Borrower will, at the cost and expense of Borrower, be set aside marked with the name of the Lender and will be held by Borrower for the account of Lender and subject to Lender's security interest. All claims and disputes relating to Receivables are to be promptly adjusted by Borrower with the prior approval of Lender and within a reasonable time, at its own cost and expense. Lender may, at its option, settle, adjust or compromise claims and disputes relating to Receivables which are not adjusted by Borrower within a reasonable time.

     5.4 Borrower shall reimburse Lender on demand for all costs of collection incurred by Lender in efforts to enforce payment of Receivables, recovery of or realization upon any other Collateral, including attorneys' fees and the fees and commissions of collection agencies. All and any fees, costs and expenses, of whatever kind and nature, including taxes of any kind, which Lender may incur in filing public notices (including appraisal fees and advertising costs), and the reasonable charges of any attorney whom Lender may engage in preparing and filing documents, making title or lien examinations and rendering opinion letters, as well as expenses incurred by Lender (including all attorneys' fees and including Lender's out of pocket expenses in conducting periodic field examinations of Borrower and the collateral plus Lender's prevailing per them charge for each of its examiners office, now $750 per person per day), in protecting, maintaining, preserving, enforcing or foreclosing the pledge, lien and security interest granted to Lender hereunder, whether through judicial proceedings or otherwise, or enforcing or collecting the Receivables, or recovery of or realization upon any other Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to its transactions with Borrower, including actions or proceedings which may involve any person asserting a priority or claim with respect to the Collateral, shall be borne and paid for by Borrower on demand, shall constitute part of the Obligations and may at Lender's option be charged to Borrower's Loan Account.

Section 6 REPRESENTATIONS, COVENANTS AND WARRANTIES

     As an inducement to Lender to enter into this Agreement, Borrower represents, covenants and warrants (which shall survive the execution and delivery of this Agreement) that:

     6.1 Borrower is a corporation duly organized and presently existing in good standing under the laws of the State of New Jersey and is duly qualified and existing in good standing in every other state in which the nature of Borrower's business requires it to be qualified.

     6.2 The execution, delivery and performance of this Agreement are within the corporate powers of Borrower, have been duly authorized by appropriate corporate action and are not in contravention of the terms of Borrower's charter or by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which it may be bound. Borrower warrants that it is and covenants that it shall remain solvent at all times while this Agreement is in effect.




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     6.3 Borrower is and shall be, with respect to all Inventory, the owner thereof free from any lien, security interest or encumbrance of any kind, except in favor of Lender and PNC Bank, N.A. ("PNC") which is the subject of an Intercreditor Agreement entered into contemporaneously between PNC and Lender. No Receivable or any other Collateral has been or shall hereafter be assigned, pledged or transferred to any person other than the Lender or in any way encumbered or subject to a security interest except to Lender and Borrower shall defend the same against the claims of all persons.

     6.4 All loans and advances requested by Borrower under this Agreement shall be used for the general corporate and business purposes of Borrower and shall in no event be requested or used by Borrower for the specific purpose of paying wages of the employees of Borrower.

     6.5 Borrower shall maintain its shipping forms, invoices and other related documents in a form satisfactory to Lender and shall maintain its books, records and accounts in accordance with sound accounting practice. Borrower agrees to furnish, and to cause BUHL to furnish, Lender with balance sheets, statements of profit and loss, interim financial statements, cash flow projections and such other information regarding the business affairs and financial condition of Borrower and BUHL as Lender may from time to time reasonably request, including, without limitation (a) audited statements, on a Consolidated Basis, within 90 days after the end of each fiscal year of Borrower, in such detail and scope as Lender may require, prepared with an unqualified opinion and certified by independent Certified Public Accountants acceptable to Lender (provided, however, that for the fiscal year ending may 31, 2000 such financial statement may be on a review basis) (b) a financial statement, on a Consolidated Basis, within 45 days after the end of the first and the third quarterly period of each fiscal year of Borrower, prepared internally and certified by the Comptroller of Borrower; and (c) an unaudited financial statement, on a Consolidated Basis, prepared on a review basis within 45 days after the end of the second quarterly period of each fiscal year of Borrower, prepared by independent Certified Public Accountants acceptable to Lender. All such statements and information shall fairly present the financial condition of Borrower and BUHL as of the dates, and the results of their respective operations for the periods, for which the same are furnished.

     6.6 Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for any tax (excluding a tax imposed on the overall net income of Lender) imposed upon any transaction under this Agreement or giving rise to the Receivables or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay Lender on demand the amount thereof, and until paid by Borrower shall be added to the obligations secured hereunder, and may at Lender's option be charged to Borrower's Loan Account.

     6.7 Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for any tax (excluding a tax imposed on the overall net income of Lender) imposed upon any transaction under this Agreement or giving rise to the Receivables or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect

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thereto, and to repay Lender on demand the amount thereof, and until paid by
Borrower shall be added to the Obligations secured hereunder, and may at Lender's option be charged to Borrower's Loan Account.

     6.8 With respect to each Receivable, Borrower hereby represents and warrants that: each Receivable represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of property or rendition of services in the ordinary course of Borrower's business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Receivable in accordance with the terms thereof, without offers defense or counterclaim; each Receivable will be paid in full at maturity; all statements made and all unpaid balances appearing in any invoices, documents, instruments and statements of account describing or evidencing the Receivables are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract; the Account Debtor owing the Receivable and each guarantor, endorser or surety of such Receivable is solvent and financially able to pay in full the Receivable when it matures; and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

     6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement (a) cause to be maintained, on a consolidated basis, with BUHL at the end of each fiscal quarter (i.e., December, March, June, September), Tangible Net Worth in an amount not less than $1,250,000 and
(b) cause to be maintained at the end of each such fiscal quarter, Working Capital of not less than $400,000.

     For the purpose hereof the following terms shall have the following definitions:

     "Current Assets" at a particular date shall mean cash accounts and inventory of Borrower providing however, that such amounts shall not include any amounts for any indebtedness owing by any affiliate to Borrower.

     "Current Liabilities" at a particular date shall mean all amounts which would, in conformity with GAAP, be included under current liabilities or duplications, the amounts of (a) all indebtedness payable on demand, or at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity which is not contested to such date, (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date and (e) all outstanding indebtedness to Lender.

     "Tangible Net Worth" shall mean, at a particular date (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower (excluding subordinated liabilities to Lender) determined in accordance with GAAP.

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     "Working Capital" shall mean the excess, if any, of Current Assets less
Current Liabilities.

     6.10 Borrower's computer based system are Year 2000 Compliant and at Lender's request Borrower shall provide assurances acceptable to Lender thereof.

Section 7 SPECIFIC POWERS OF LENDER

     7.1 Borrower hereby constitutes Lender or its agent, or any other person whom Lender may designate, as Borrower's attorney, at Borrower's own cost and expense to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in Lender's or Borrower's name, any and all checks, notes, drafts, remittances and other instrument and documents relating to Receivables and proceeds thereof; (b) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (c) to transmit to Account Debtors indebted on Receivables notice of Lender's interest therein and to request from such Account Debtors at any time, in Borrower's name or in Lender's or that of Lender's designee, information concerning the Receivables and the amounts owing thereon; (d) to notify Account Debtors to make payment directly to Lender; (e) to take or bring, in Borrower's name or Lender's, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Receivables; and (f) to sign on behalf of the Borrower one or more financing statements (or amendments to financing statements) under the Uniform Commercial Code. In addition, to the extent permitted by law, Lender may file one or more financing statements signed only by Lender, naming Borrower as debtor and Lender as secured party and indicating therein the types or describing the items of collateral covered by this Agreement. Without limitation of any of the powers enumerated above, Lender is hereby authorized to accept and to deposit all collections in any form, relating to Receivables, received from or for the account of Account Debtors (whether such collections are remitted directly to Lender by Account Debtors or are forwarded to Lender by Borrower), including remittances which may reflect deductions taken by Account Debtors, regardless of amount, the Loan of Borrower to be credited only with amounts actually collected on Receivables in accordance with Section 5.1 Borrower hereby releases (i) any bank, trust company or other firm receiving or accepting such collections in any form, and (ii) Lender and its officers, employees and designees, from any liability arising from any act or acts hereunder or in furtherance hereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact.

Section 8 LENDER'S REMEDIES UPON BORROWER'S DEFAULT

    8.1 Borrower agrees that all of the loans and advances made by Lender under the terms of this Agreement, together with all Obligations of Borrower as defined herein (unless otherwise provided in any instrument evidencing the same or agreement relating thereto), shall be payable by Borrower at Lender's demand at the office of Lender in New York, New York. In addition, all Obligations shall be, at Lender's option, due and payable without notice or demand upon termination of this Agreement or upon the occurrence of any one or more of the following events of default ("Default"): (a) if Borrower shall fail to pay to Lender when due any amounts owing to Lender under any Obligation, or shall breach any of the terms, covenants, conditions or

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provisions of this Agreement or any other agreement between the parties; (b)
if any guarantor, endorser or other person liable on the Obligations shall die (and the estate of such deceased shall not, within 45 days of the date following the death of such deceased, enter into a guaranty of the Obligations satisfactory in form and substance to Lender), terminate its guaranty or shall breach any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such person with, or in favor of, Lender,
(c) if any representative, warranty, or statement of fact made to Lender at any time by or on behalf of Borrower is false or misleading in any material respect; (d) if Borrower shall become insolvent, is generally unable to pay its debts as the mature, files or has file against it a petition in bankruptcy, liquidation or reorganization, or if a judgment against Borrower remains unpaid, unstayed or undismissed for a period of more than five days, or if Borrower discontinues doing business for any reason, or if a custodian, receiver or trustee of any kind is appointed for it or any of its property; or
(e) if there is a change (by voluntary transfer, death or otherwise) in Borrower's controlling stockholders or owners provided, however, that transfers (whether the gift, sale or testamentary bequest) between or among Matthew Kyhl, David Kyhl or the estate of Henry Kyhl shall not constitute a change in Borrower's controlling stockholders or owners for the purpose of the subsection (e); or (f) if at any time Lender shall, in its sole discretion, reasonably exercised, consider the Obligations insecure or any part of the Receivables unsafe, insecure or insufficient and Borrower shall not on demand furnish other collateral or make payment on account, satisfactory to Lender. Upon the occurrence of any Default, (i) Borrower shall pay to Lender, as liquidated damages and as part of the Obligations, a charge at the rate of five percent (5%) per annum above the Effective Rate upon the unpaid balance of the Obligations from the date of Default until the date of the payment of the Obligations, which charge shall be in lieu of compensation payable under
Section 3.1 from such date; provided, that in no event shall such rate exceed the Maximum Rate, (ii) Borrower shall pay to Lender all costs, disbursements, charges and expenses for the collection and enforcement of the Obligations, and for the protection and enforcement of Lender's security interest, including reasonable attorneys' fees at the time counsel is retained by Lender, all of which shall be added to and deemed part of the obligations, and
(iii) Lender shall have the right (in addition to any other rights Lender may have under this Agreement or otherwise) without further notice to Borrower, to enforce payment of any Receivables, to settle, compromise, "Or release in "whole or in ad, any amounts owing on Receivables, to prosecute any action, suit or proceeding with respect to Receivables, to extend the time of payment of any and all Receivables, to make allowances and adjustments with respect thereto, to issue credits in Lender's name or Borrower's, to sell, assign and deliver the Receivables (or any part thereof and any returned, reclaimed or repossessed merchandise or other property held by Lender or by Borrower for Lender's account, at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale if public, free from any right of redemption which is hereby expressly waived. Borrower agrees that the giving of five days' notice by Lender, sent by ordinary mail, postage prepaid, to the mailing address of Borrower set forth in this Agreement, designating the place and time of any public sale or the time after which any private sale or other intended disposition of the Receivables or any other security held by Lender is to be made, shall be deemed 'to be reasonable notice thereof and Borrower waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiency.

     8.2 The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the New York Uniform Commercial Code or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Receivables are to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. No ac@ failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of this Agreement, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Receivables and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower to enforce payment of the Obligations and shall not be required to first enforce its rights in the Receivables or any other security granted to it. Lender shall not be required to take any action of any kind to preserve, collect or protect its or Borrower's rights in the Receivables or any other security granted to it.

     8.3 BORROWER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE RECEIVABLES, OR ANY OTHER TRANSACTION BETWEEN THE PARTIES AND BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE OBLIGATIONS. IN ANY SUCH LITIGATION BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT ITS PLACE OF BUSINESS SET FORTH ABOVE. WITHIN 30 DAYS AFTER SUCH MAILING, BORROWER SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS, FAILING WHICH BORROWER SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

Section 9 EFFECTIVE DATE, CONTROLLING LAW AND TERMINATION

     9.1 This Agreement shall become effective upon acceptance by Lender at its office in the State of New York, and shall continue in full force and effect until March 31, 2003 (the "Removal Date") and from year to year thereafter, unless sooner terminated as herein provided. Borrower may terminate this Agreement this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Lender at least sixty
(60) days' prior written notice by registered or certified mail, return receipt requested, and in addition to its other rights hereunder, Lender shall have the right to terminate this Agreement at any time by giving Borrower thirty (30) days' prior written notice. In addition to the charges under

Section 3 hereof, as minimum compensation to Lender for its agreement to make loans under the terms of this Agreement, and for its serves hereunder, Lender shall receive and Borrower agrees to pay minimum charges in the aggregate amount of $6,000 during each month (or any part thereof, if someone terminated) that this Agreement is in effect, which minimum compensation shall be payable after deducting for each month the charges paid by Borrower for such month under Section 3.1. Should a Default occur hereunder, this Agreement will be terminated by Lender at any time and Borrower shall, upon any such termination by Lender, pay to Lender, as additional liquidated damages and as part of the Obligations, an amount equal to (a) 3% of the Line of Credit should the termination occur before the expiration of the first Renewal Date; (b) 2% of the Line of Credit should termination occur before the termination date of the second Renewal Date, and (c) 1% of the Line of Credit should termination occur before the termination date of the third Renewal Date and each successive Renewal Date thereafter. In the event that Lender shall permit termination of this Agreement by Borrower terminates this Agreement other than as provided herein, as a condition to such termination, Borrower shall pay the Lender such additional liquidated damages in addition to performance of any other conditions to such termination. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, obligations and covenants hereunder until such time as all Obligation have been paid in full, and the continuing security interest in Receivables and other Collateral granted to Lender hereunder or under any other agreement shall remain in effect until such Obligations have been fully discharged. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.

     9.2 ALL LOANS SHALL BE DISBURSED BY LENDER FROM ITS OFFICE IN THE STATE OF NEW YORK, SHALL BE PAYABLE BY BORROWER AT SUCH OFFICE, AND THIS AGREEMENT AND ALL TRANSACTIONS THEREUNDER SHALL BE DEEMED TO BE CONSUMMATED IN SUCH STATE AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THAT STATE. If any part or provision of this Agreement is invalid or in contravention of the applicable laws or regulations of any controlling jurisdiction, such part or provision shall be severable without affecting the validity of any other part of provision of this Agreement. Notwithstanding any provision herein or in any related document, Lender shall never be entitled to receive, collect, or apply, as interest on the Loan Account, any amount in excess of the maximum rate of interest ("Maximum Rate") permitted to be charged from time to time by applicable law (if such law imposes any maximum rate), and in the event Lender ever receives, collects, or applies as interest, any amount in excess of the Maximum Rate, such amount shall be deemed and treated as a partial prepayment of the principal of the Loan Account, and, if the principal of the Loan Account, and, if the principal of the Loan Account and all other of Lender's charges other than interest are paid in full, any remaining excess shall be paid to Borrower.

     IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by their respective corporate officers thereto duly authorized as of the day and year first above written.

Attest:                              BUHL ELECTRIC INC.


/s/ David Kyhl                       By:/s/ Jane Kyhl
Secretary                               Title: President

                                     Accepted:

                                     ROSENTHAL & ROSENTHAL, INC.


                                     By:/s/ Sheldon Kaye
                                        Executive Vice President

                          INVENTORY SECURITY AGREEMENT

                                         New York, New York   March 27, 2000


Rosenthal & Rosenthal, Inc.]
1370 Broadway
New York, NY  10018

Gentlemen:

     We do hereby agree that the Financing Agreement bet6ween us dated March 27, 2000 (the "Financing Agreement") be and the same hereby amended and supplemented by adding thereto the following clauses:

     We hereby pledge, assign, consign, transfer and set over to you, and you shall at all times have a continuing general lien upon, and we hereby grant you a continuing security interest in, all of our inventory and the proceeds thereof. "Inventory" shall include but not be limited to raw materials, work in process, finished merchandise and all wrapping, packing and shipping materials, wheresoever located, now owned or thereafter acquired, presently existing or hereafter arising, and all additions and accessions thereto, the resulting product or mass and any documents representing all or any part thereof. Upon your request, we will at any time and from time to time, at our expense, deliver such Inventory to you or such person as you may designate, cause the same to be stored in your name at such place as you may designate, deliver to you documents of title representing the same or otherwise evidence your security interest in such manner as you may require.

     The aforementioned pledge, assignment, consignment, transfer, lien, and security interest shall secure any and all of our obligations to you, matured or unmatured, absolute or contingent, now existing or that may hereafter arise, and howsoever acquired by you, whether arising directly between us or acquired by you by assignment and whether relating to this agreement or independent hereof, together with all interest, charges, commissions, expenses, attorneys' fees and other items chargeable against us in connection with any of said obligations.

     We agree, at our expense, to keep all Inventory insured to the full value thereof against such risks and by policies of insurance issued by such companies as you may designate or approve, and the policies evidencing such insurance shall be duly endorsed in your favor with a long form lender's loss payable rider or such other document as you may designate and said policies shall be delivered to you. Should we fail for any reason to furnish you with such insurance, you shall have the right to effect the same and charge any costs in connection therewith to us. You shall have no risk, liability or responsibility in connection with payment or nonpayment of any loss, your sole obligation being to credit our account with the net proceeds of any such insurance payments received on account of any loss. Any and all assessments, taxes or other charges that may be assessed upon or payable with respect to the Inventory or any part thereof shall forthwith be paid by us, and we agree that you, in your discretion, may effect such payment and charge the amount thereof to us. We further agree that except for the pledge, assignment, consignment, transfer, lien and security interest granted to you hereby, we shall not permit said Inventory to otherwise become liened or encumbered nor shall we grant any security interest thereon to any other party. We shall not, without your written consent first obtained, remove or dispose of any of such Inventory except to bona fide purchasers thereof in the ordinary course of our business. All such sales shall be reported to you promptly and the accounts or other proceeds thereof shall be subject to the security interests in your favor. You shall have the right at all times to the immediate possession of all Inventory and all our records pertaining thereto available to you for inspection at any time requested by you. You shall have the right, in your discretion, to pay any liens or claims upon said Inventory, including but not limited to, warehouse charges, dyeing, finishing and processing charges, landlords' claims, etc. and the amount of any such payment shall be charged to our account and secured hereby. You shall not be liable for the safekeeping of any of the Inventory or for any loss, damage or diminution in the value thereof or for any act or default of any warehouseman, carrier or other person dealing in and with said Inventory, whether as your agent or otherwise, or for the collection of any proceeds thereof but the same shall at all times be at our sole risk.

     Prior to its sale to a bona fide purchaser in the ordinary course of business, Inventory shall at all times remain at our address specified below and shall not be removed therefrom without your prior written consent.

     Upon our Default as defined in the Financing Agreement, you shall have the right, upon reasonable notice to us, to sell all or any part of our Inventory, at public or private sale, or make other disposition thereof, at which sale or disposition you may be a purchaser. We agree that written notice sent to us by postpaid mail, at least five days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Inventory is to be made, shall be deemed to be reasonable notice thereof. We do hereby waive all notice of any such sale or other intended disposition if said Inventory is perishable to threatens to decline speedily in value or is of a type customarily sold on a recognized market. Upon the occurrence of any of the events, referred to in the first sentence of this paragraph, you may require us to assemble all or any part of the Inventory and make it available to you at a place to be designated by you, which is reasonably convenient to both parties. In addition, you may peaceably, by your own means or with judicial assistance, enter our or any other premises and take possession of the Inventory and remove or dispose of it on our premises and we agree that we will not resist or interfere with any such action. We hereby expressly waive demand, notice of sale (except as herein provided), advertisement of sale and redemption before sale. The net proceeds of any such public or private sale or other disposition as far as needed shall be applied toward the payment and discharge of any and all of our obligations to you, together with all interest thereon and all reasonable costs, charges, expenses and disbursements in connection therewith, including the reasonable fees of your attorneys, rendering any surplus remaining to us, we, of course, to continue liable should there by any deficiency.

     This agreement shall constitute a security agreement pursuant to the Uniform Commercial Code and, in addition to any and all of your other rights hereunder, you shall have all of the rights of a secured party pursuant to the provisions of the Uniform Commercial Code. We agree to execute a financing statement and any and all other instruments and documents that may now or hereafter be provided for by the Uniform Commercial Code and other law applicable thereto, reflecting the security interests granted to you hereunder. We do hereby authorize you to file a financing statement without our signature, signed only by you as secured party, to reflect the security interests granted to you hereunder.

Very truly yours,

BUHL ELECTRIC INC.


/s/ Jane Kyhl, President
14-01 Maple Avenue, Fair Lawn, NJ 07410

March  , 2000


BUHL ELECTRIC INC.
BUHL INDUSTRIES, INC.
14-01 Maple Avenue
Fair Lawn, NJ  07410

Gentlemen:

     This will confirm that with respect to the Financing Agreements entered into by each of us with you today that without limiting our discretion to make advances or our rights to terminate under such Agreements, we contemplate that outstanding advances to you may in the aggregate total $2,000,000.

     The minimum charges provided for in the Agreements shall apply in the aggregate and shall be apportioned in our discretion as each of you have guaranteed the obligations of the other.

     If the above sets forth our agreement, please sign your names by your duly authorized officers where indicated below, beneath the word "Agreed."

                                     Very truly yours,

                                     ROSENTHAL & ROSENTHAL, INC.


                                     By:/s/ Sheldon Kaye
                                     Name: Sheldon Kaye
                                     Title:  Executive Vice President

AGREED:
BUHL ELECTRIC INC.

By:/s/ Jane Kyhl
Title: President

BUHL INDUSTRIES, INC.

By:/s/ Jane Kyhl
Title: President

Location of Borrower's               Chief Executive Office of Borrower:
Books and Records:

14-01 Maple Avenue                   14-01 Maple Avenue
Fair Lawn, NJ 07410                  Fair Lawn, NJ  07410

Mailing Address of Borrower:         Other Places of Business of Borrower:

14-01 Maple Avenue                   None
Fair Lawn, NJ 07410